EXHIBIT 4.1


                    [FORM OF SUBORDINATED NOTE]



                                                      REGISTERED

NUMBER R______                                 CUSIP 638585 AJ 8


THIS NOTE IS NOT A SAVINGS ACCOUNT
OR DEPOSIT OF THE COMPANY OR ANY
BANKING SUBSIDIARY THEREOF, IS NOT
AN OBLIGATION OF OR GUARANTEED BY
ANY BANKING OR NONBANKING AFFILIATE
OF THE COMPANY, IS NOT INSURED
BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION OR ANY OTHER GOVERNMENT
AGENCY AND INVOLVES INVESTMENT
RISKS, INCLUDING POSSIBLE LOSS
OF PRINCIPAL.
                             SEE REVERSE FOR CERTAIN DEFINITIONS


                     NATIONSBANK CORPORATION

                7 3/4% SUBORDINATED NOTE, DUE 2004

    NATIONSBANK CORPORATION, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________
_______________________________________________________________
______________________________________________________________,
or registered assigns, the principal sum of _________________________ DOLLARS on August 15, 2004, and to pay
interest on said principal sum, semi-annually on February 15 and August 15 of each year, at the rate of 7 3/4% per annum, from the February 15 or August 15, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on the Notes, in which case from August 8, 1994, until payment of such principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after a record date for the Notes (which shall be the close of business on the last day of the calendar month next preceding an interest payment date) and before the next succeeding interest payment date, this Note shall bear interest from such interest payment date; provided, however, that if the Company shall default in the payment of interest due on such interest payment date, then this Note shall bear interest from the next preceding interest payment date to which interest has been paid, or, if no interest has been paid on the Notes from August 8, 1994. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the record date for such interest payment date. The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company in Atlanta, Georgia or such other places that the Company shall designate as provided in such Indenture; provided, however, that interest may be paid, at the option of the Company, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Company relating to the Notes. Any interest not punctually paid or duly provided for shall be payable as provided in such Indenture.

    Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

    Unless the certificate of authentication hereon has been duly executed by manual signature, this Note shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

                                       NATIONSBANK CORPORATION,
Attest:

/S/ J. W. Kiser                        By: /S/  Hugh L. McColl
__________________________                ______________________
Secretary                                  Chairman of the Board


[CORPORATE SEAL]



Dated


                    CERTIFICATE OF AUTHENTICATION

    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                       THE BANK OF NEW YORK,
                                       as Trustee,

                                       By:_______________________


                                       NATIONSBANK OF GEORGIA,
                                       NATIONAL ASSOCIATION, as
                                       Authenticating Agent


                                       By:_______________________
                                           Authorized Officer

                      [Reverse Side of Note]

                      NATIONSBANK CORPORATION
                 7 3/4% SUBORDINATED NOTE, DUE 2004

    This Note is one of a duly authorized issue of Securities of the Company designated as its 7 3/4% Subordinated Notes, due 2004 (herein called the "Notes"), limited in aggregate principal amount to $300,000,000, issued and to be issued under an Indenture dated as of November 1, 1992, as amended and supplemented by the First Supplemental Indenture dated as of July 1, 1993 (herein called the "Indenture"), between the Company and The Bank of New York (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. NationsBank of Georgia, National Association, initially has been appointed Registrar, Authenticating and Paying Agent in connection with the Notes.

    The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to its obligations to holders of Senior Indebtedness, as defined in the Indenture, and each holder of the Notes, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Company relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Company designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    The Notes are issuable only as registered Notes without coupons in the denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

    No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    If an Event of Default (defined in the Indenture as certain events involving the bankruptcy of the Company) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. There is no right of acceleration provided in the Indenture in case of a default in the payment of interest or the performance of any other covenant by the Company.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes under the Indenture at any time by the Company with the consent of the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

    No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

    All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                          __________

    The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    -  as tenants in common
TEN ENT    -  as tenants by the entireties
JT TEN     -  as joint tenants with right of survivorship and not
              as tenants in common

UNIF GIFT MIN ACT - _________ Custodian _________
                     (Cust)              (Minor)
                    under Uniform Gifts to Minors
                    Act __________ (State)

    Additional abbreviations may also be used though not in the above list.

                          __________

    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

  PLEASE INSERT SOCIAL SECURITY OR
 OTHER IDENTIFYING NUMBER OF ASSIGNEE
 _____________________________________
:                                     :
:_____________________________________:


________________________________________________________________
(Name and Address of Assignee, including zip code, must be printed or typewritten.)


________________________________________________________________
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________________________
Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:______________________________


                             ___________________________________

    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.